JOHN HANCOCK CAPITAL SERIES

             on behalf of John Hancock Core Equity Fund (the "Fund")


                 AMENDMENT TO SUB-INVESTMENT MANAGEMENT CONTRACT


Sections 2 f. of the Fund's Sub-Investment Management Contract dated July 14, 2006 is hereby deleted and replaced, effective July 1, 2007, with the following:

2. f. The Subadviser shall vote proxies relating to the Portfolio's investment securities in accordance with the Trust's proxy voting policies and procedures, which provide that the Subadviser shall vote all proxies relating to securities held by the Portfolio and, subject to the Trust's policies and procedures, shall use proxy voting policies and procedures adopted by the Subadviser in conformance with Rule 206(4)-6 under the Investment Advisers Act. The Subadviser shall review its proxy voting activities on a periodic basis with the Trustees.

 Executed this 26th day of June, 2007.

                                     JOHN HANCOCK ADVISERS, LLC



                                     By:   /s/Alfred P. Ouellette
                                           ----------------------
                                           Name:  Alfred P. Ouellette
                                           Title: AVP and Senior Counsel


                                     JOHN HANCOCK CAPITAL SERIES on behalf of
                                     John Hancock Core Equity Fund



                                     By:   /s/Alfred P. Ouellette
                                           ----------------------
                                           Name:  Alfred P. Ouellette
                                           Title: Assistant Secretary


                                     INDEPENDENCE INVESTMENTS, LLC



                                     By:   /s/Miriam F. Cooper
                                           -------------------
                                           Name:  Miriam F. Cooper
                                           Title: Chief Operating Officer